UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2025
______________________
State Street Corporation
(Exact name of Registrant as Specified in its Charter)
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Massachusetts	001-07511	04-2456637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Congress Street
Boston	Massachusetts	02114
(Address of principal executive offices, and Zip Code)

Registrant’s telephone number, including area code:	(617)	786-3000
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	STT	New York Stock Exchange

Depositary Shares, each representing a 1/4,000th ownership interest in a share of	STT.PRG	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G, without par value per share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 30, 2025, State Street Corporation (“State Street”) announced that it is appointing John F. Woods to serve as Chief Financial Officer (“CFO”), effective no later than August 25, 2025. Upon Mr. Woods assuming the CFO role, Mark R. Keating will cease serving as interim CFO and continue with his other current areas of responsibility.
Mr. Woods, 60, has served as CFO of Citizens Financial Group, Inc. (“Citizens”) since 2017. He was named Citizens’ Vice Chair in 2019 and has responsibility for its Financial Planning, Controller, Investor Relations, Strategy and Corporate Development, Treasury, Tax, Business line finance, and Property and Procurement groups. Prior to Citizens, Mr. Woods spent several years at Mitsubishi UFJ Financial Group (“MUFG”), in a variety of finance leadership roles, most recently as CFO of MUFG Americas Holdings Corporation. Prior to that, Mr. Woods held leadership roles at other large financial institutions, including CFO of Home Lending at JPMorgan Chase & Co. He began his career at Arthur Andersen, where he became a partner in the financial consulting group.
In connection with his employment with State Street, Mr. Woods entered into a letter agreement with State Street on April 24, 2025. Under the letter agreement, Mr. Woods will receive:
•Base Salary and 2025 Incentive Compensation. An annualized base salary of $750,000 and eligibility for discretionary incentive compensation awards under State Street’s incentive compensation program for 2025, payable in the first quarter of 2026. The agreement provides for a target 2025 incentive compensation award of $6,750,000.
•Transition Payment. A one-time cash payment of $1,000,000.
•Buy-Out Awards. One-time buy-out awards, designed to compensate for the expected forfeiture and recovery of compensation previously granted by Citizens due to his departure. These awards will consist of: (1) $3,000,000 in cash (payable in equal installments immediately following his start date and on the 12-month anniversary of his start date); (2) $8,500,000 in the form of a deferred stock award (70% vesting in February 2027 and 30% vesting in February 2028); and (3) $3,500,000 in the form of performance-based restricted stock units (vesting in a single tranche in February 2028 following a three-year performance period, subject to achievement of performance criteria consistent with the performance-based restricted stock unit awards granted to State Street’s executive officers in February 2025 (and described in its definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 3, 2025 (“2025 Proxy Statement”))).
•Other. Additional terms include employee benefits and change of control benefits consistent with those described in State Street’s 2025 Proxy Statement, and set forth in Exhibit 10.13 to State Street’s annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 13, 2025. In addition, Mr. Woods agrees to non-solicitation, non-competition and other covenants and to provide State Street with at least 180 days’ prior notice of any voluntary termination of his employment.

The above description of Mr. Woods’ letter agreement with State Street is qualified in its entirety by the terms and provisions of the letter agreement itself, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

	Exhibit No.	Description
	10.1	Employment letter agreement entered into with John F. Woods on April 24, 2025
*	104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Submitted electronically herewith

Forward-Looking Statements
This current report on Form 8-K contains forward-looking statements within the meaning of United States securities laws, including statements associated with our expectations regarding our appointment of a new CFO. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “will,” “intend,” “expect,” “plan,” “believe,” “anticipate” and “may,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements. Important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2024 annual report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this report should not by relied on as representing our expectations or beliefs as of any time subsequent to the time this report is first filed with the SEC, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ Mark Shelton
		Name:	Mark Shelton
		Title:	Executive Vice President, General Counsel and Secretary
Date:	April 30, 2025